10.4
LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Loan Agreement” or “Agreement”) is made and entered into on October 29, 2020, by and between Greater Nevada Credit Union, a non-profit cooperative corporation organized under the laws of the State of Nevada, together with its successors and assigns, (the “Lender”), The Dixie Group, Inc., a Tennessee corporation, (“Dixie”) and TDG Operations, LLC, a Georgia limited liability company (“TDG” and together with The Dixie Group, Inc., individually and collectively, the “Borrower”), jointly and severally. Borrowers are referred to each as an “Obligor” and collectively as the “Obligors”, and Lender and Obligors are referred to each individually as a “Party” and collectively as the “Parties”.

Table of Contents

1.    Definitions.    2
2.    The Loan and Disbursements.    7
3.    Representations and Warranties.    13
4.    Covenants of Parties.    16
5.    Security Agreement and Collateral for the Loan.    26
6.    Events of Default.    27
7.    Lender’s Remedies    29
8.    Miscellaneous.    31

PRELIMINARY STATEMENT

WHEREAS, Borrower desires financing in the sum of $15,000,000.00 for the purpose of debt refinance, working capital, and to pay certain loan closing costs and other purposes.
WHEREAS, subject to the terms and conditions of this Loan Agreement and the other Loan Documents, Lender is willing to make the Loan to Borrower; and

    WHEREAS, Lender has applied for and obtained a commitment for a loan note guarantee from the United States Department of Agriculture under its Business & Industry CARES ACT loan program, for the issuance of a loan note guarantee for 90% of the principal amount of the Loan.

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Statement of Agreement

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby affirmed by each Obligor to be true and correct, the mutual agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do covenant and agree as follows:

1.    Definitions. For the purposes of this Loan Agreement, capitalized terms used but not otherwise defined in this Loan Agreement shall have the meaning as follows:

1.1    “Affiliate(s)” means, with respect to the subject Person: (a) any Person directly or indirectly owning fifty-one percent (51%) or more of the membership or equity interests or rights in the subject Person or of which the subject Person owns fifty-one percent (51%) or more of such voting stock or rights; (b) any Person controlling or controlled by or under common control with the subject Person; (c) any officer, director or managing employee or agent of the subject Person; (d) any immediate family member of the subject Person; or (e) any Affiliate of such named Person.

1.2     “Assignment of Leases and Rents” means the assignment document by that name from Borrower for the benefit of Lender and dated the date hereof.

1.3    “Borrower” means any such party so identified in the opening paragraph of this Agreement, together with its successors and assigns.

1.4    “Business Day” means any day on which Lender is open for business.

1.5    [Reserved]

1.6    “Certificate of Title” shall have the meaning assigned thereto in the Code.

1.7    “Chattel Paper” shall have the meaning assigned thereto in the Code.

1.8    “Change in Control” means that (a) Permitted Holders fail to own and control, directly or indirectly, the Stock of The Dixie Group, Inc. representing the right to vote 20% of the total voting rights for the election of members of its Board of directors, (b) and “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of the Stock of The Dixie Group, Inc. representing the right to vote 35% of the total voting rights for the election of members of the Board of Directors, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (d) The Dixie Group, Inc. fails to own and control, directly or indirectly, 100% of the Stock of TDG Operations, LLC other than by merger of TDG Operations, LLC into The Dixie Group, Inc.

1.9    “Closing” or “Closing Date” means the effective date of this Agreement as above first written.

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1.10    “Code” means the Uniform Commercial Code as in effect under the laws of the State of Tennessee from time to time, as the same may be amended.

1.11    “Collateral” means the Personal Property Collateral, the Real Property Collateral and such other security interests described in Section 5.1 hereof and in each of the Collateral Documents, together with any other personal or real Property otherwise pledged, transferred or assigned to Lender as security for the repayment and performance of the Obligations, or any portion thereof, whether occurring in the past, concurrently herewith or in the future.

1.12    “Collateral Documents” means the Future Advance Mortgages, Assignment of Rents and Leases, Security Agreement and Fixture Filing, the Security Agreement, the UCC Financing Statements and all other documents and agreements intended to pledge any of the Collateral as security for the Loan, together with all amendments and supplements to any of the forgoing agreements that have been entered into in accordance with the terms thereof.

1.13    “Continuing Directors” means (a) any member of the Board of Directors who was a director of The Dixie Group, Inc on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of The Dixie Group, Inc. and whose initial assumption of office resulted from such contest or the settlement thereof.

1.14    “Covenant Compliance Certificate” means the Covenant Compliance Certificate as more particularly described on Schedule 4.1(b) hereof.

1.15    “Deposit Accounts” shall have the meaning assigned thereto in the Code.

1.16    Environmental Indemnity Agreement” means the agreement by that name dated as of the date hereof between Borrower and Lender, together with any amendments, supplements and modifications thereof.

1.17    “Environmental Laws” shall mean as defined in the Environmental Indemnity Agreement applicable state, federal or local environmental laws or regulations pertaining to the protection of human health and the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Hazardous Materials Transportation Act of 1974, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. 1531 et seq.; any laws regulating the use of biological agents or substances including medical or

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infectious wastes, each as amended or supplemented, and any applicable and analogous future or present local, state, and federal statutes, regulations, and ordinances promulgated pursuant thereto.

1.18    “Equipment” shall have the meaning assigned thereto in the Code.

1.19    “Event of Default” shall have the meaning set forth in Section 6.

1.20    “Financial Covenants” shall have the meaning set forth in Section 4.3.

1.21    “Financial Statements” means an income statement, balance sheet, profit and loss statement and statement of cash flows, and any other such statement relating the financial condition, present, past, or future, of such Person; all of the foregoing shall be accompanied by any supporting schedules, prepared in accordance with GAAP, and in a form and of substance satisfactory to Lender.

1.22    “Fixtures” shall have the meaning assigned thereto in the Code.

1.23    “GAAP” means generally accepted accounting principles and practices as in effect from time to time and recognized as such by the American Institute of Certified Public Accountants, consistently applied.

1.24    “Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality of political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government of any court, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction of the District of Columbia.

1.25    “Indebtedness” means, collectively, all liabilities (including, without limitation, capital lease obligations) of the subject Person, whether owing by such Person alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment, or other contract or by quasi-contract or tort, statute or other operation of law or otherwise, including but not limited to the Obligation.

1.26    “Intercompany Transaction” means any Account, Chattel Paper, General Intangible, Instrument, Document or other Indebtedness or obligation arising from business done with or for, or Indebtedness owed between or among, the subject Person and any Subsidiary or Affiliate of such Person.
1.27    “Inventory” shall have the meaning assigned thereto in the Code.
1.28    “Lender” means such party so identified in the opening paragraph of this Agreement, together with its successors and assigns.
1.29    “Lien” includes: (i) any interest in property (real property, personal property or mixed, and tangible or intangible) securing an obligation owed to, or a claim by, a Person other

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than the owner of the property, whether such interest is based on law, statute, or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, mortgage, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (ii) any covenants, conditions, restrictions, leases and other encumbrances affecting any property.

1.30    “Loan Documents” means this Loan Agreement, the Note, the Collateral Documents, the USDA Guarantee, any Covenant Compliance Certificate, any financing statements, collateral documents, consents and all other documents, instruments, certificates and agreements executed and/or delivered by any Obligor or any third party in favor of Lender in connection with the Loan or any Collateral, whether executed and/or delivered prior to the Closing Date, concurrently herewith or at any time hereafter; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

1.31    “Loan” means, the secured loan from Lender to Borrower in the principal amount of $15,000,000 as evidenced by the Note and made pursuant to the terms of this Loan Agreement and other Loan Documents, together with any other loan made by Lender, whether now existing or in the future, stating that it is governed by or subject to this Loan Agreement; all of the foregoing together with any modifications, extensions, renewals, amendments or replacements thereof.

1.32    “Material Adverse Change” means for the subject Person, the occurrence of events or circumstances which, if unchanged, would materially and adversely impair such Person’s: (i) financial condition, or (ii) ability to meet its financial obligations as they become due, or (iii) ability to conduct its business as conducted immediately prior to the occurrence of such events or circumstances.

1.33    “Maturity Date” means October 29, 2030.

1.34    “Mortgage” means individually, and “Mortgages” means collectively, those certain Future Advance Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Financing Statements each executed by Borrower for the benefit of Lender of even date herewith pursuant to Section 5.1, granting mortgage liens on the real property located in the State of Alabama, as further described under the definition of “Real Property”, together with any amendments and supplements to any of the forgoing incorporated by reference herein.
1.35    “Obligations” means: (a) any and all principal and interest outstanding under the Note, together with any and all other Indebtedness, obligations, performance and liabilities of Borrower to Lender, or any affiliate of Lender, from time to time, including, without limitation, any and all Indebtedness, liabilities and obligations of Borrower which may at any time become due under this Loan Agreement and under any other Loan Document; all of the foregoing whether now existing or hereafter arising, whether advanced, now or in the future, paid down and re-advanced, whether related or unrelated to the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, whether recovery upon such

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amounts may be or hereafter may become barred by any statute of limitations, whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable, and irrespective of the effect of any bankruptcy or insolvency action; (b) all renewals, extensions and modifications of any of the foregoing or any part thereof; and (c) any of the foregoing that arise after the filing of a petition by or against Borrower under the United States Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under United States Bankruptcy Code Section 362 or otherwise.
1.36    “Obligor” and “Obligors” means as defined in the opening paragraph of this Agreement.
1.37    “Parties” means any such party identified in the caption of this Agreement.

1.38    “Permitted Holders” means Daniel K. Frierson, his family and their respective spouses, children, grandchildren and any trusts for the sole benefit of any of the foregoing Persons.

1.39    “Permitted Indebtedness” means as specified in Section 4.2(f) hereof.

1.40    “Permitted Liens” means those Liens specified in Section 4.2(g) hereof.

1.41    “Person” means an individual person, corporation, limited liability company, trust, joint venture, limited or general partnership, any government or agency or political subdivision of any government, or any other entity or organization.

    1.42    “Personal Property Collateral” shall have the meaning as set forth in Section 5.1(a).

1.43    “Project” means the refinancing of equipment hereunder pursuant to a CARES ACT loan from Lender to Borrower as evidenced by this Loan Agreement and that certain Promissory Note of even date herewith and secured by the Personal Property Collateral described in the Security Agreement and by the Real Property Collateral located at 209 Carpet Drive, Atmore, Alabama 36502 and the facility located at 1130 Lafayette Highway, Roanoke, Alabama 36274, as more particularly described in the Mortgages, together with all improvements, easements, rights of way and fixtures relating thereto, but excluding other equipment that may be affixed to the Real Property Collateral but is not included in the Personal Property Collateral.

1.44    [Reserved.]

1.45    “Promissory Note” or “Note” means, the Promissory Note dated the date hereof and in the principal amount of $15,000,000.00, from Borrower to Lender, together with any modifications, extensions, renewals, amendments or replacements thereof.

    1.46    “Real Property Collateral” means certain real property of Borrower, and other rights arising from or incidental thereto, as more particularly provided in the Mortgages or as otherwise pledged or assigned to Lender as security for the Obligations, or any portion thereof, whether occurring in the past, concurrently herewith or in the future, including, but not limited to

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the Project; all of the foregoing together with other interests arising from or related thereto, all improvements, buildings and Fixtures now or hereafter located thereon, together with all mineral and water rights, and any and all proceeds arising from any of the foregoing, and any appurtenances and other rights, rents, royalties, claims or benefits arising from or pertaining thereto.

1.47    “Security Agreement” means the Security Agreement executed by Borrower in favor of Lender pursuant to Section 5.1 hereof, in form satisfactory to Lender, and granting to Lender a first priority lien in and on the Personal Property Collateral.
1.48    “Servicer” means as defined in Section 2.11 hereof.
1.49    “Solvent” or “Solvency” mean, with respect to the subject Person, where such Person: (i) owns property (real property, personal property, or a combination thereof) whose aggregate fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent debt (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability)); (ii) is able to pay all of its Indebtedness as such Indebtedness comes due or matures; and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.
1.50    “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
1.51    “Subsidiary” means any corporation, limited liability company, general or limited partnership or other entity or business enterprise in which subject Person, directly or indirectly, owns more than fifty percent (50%) of the stock, equity, capital or other interests (legal or beneficial) which is effectively controlled, directly or indirectly, by such Person.
1.52    “Substances” means as defined in the Environmental Indemnity Agreement, any hazardous or toxic substance or wastes as defined by or under any Environmental Laws, including, but not limited to, friable asbestos, PCBs in regulated concentrations, petroleum products, fertilizers, pesticides and any animal, agricultural or agricultural waste or byproducts, but excluding substances used in minimal amounts in the ordinary course of business to produce the Inventory in material compliance with applicable Environmental Laws.
1.53    “Tangible Net Worth” means total assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less Total Liabilities.

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1.54    “Total Liabilities” means all of the subject Person’s liabilities, including accrued and deferred income taxes and any reserves against assets, determined in accordance with GAAP, consistently applied.
1.55    “USDA” means the United States Department of Agriculture and any successor federal agency.
1.56    “USDA Conditional Commitment” means the Conditional Commitment for Guarantee, Form RD 4279-3, issued to Lender on October 08, 2020, and all exhibits and amendments thereto, for the issuance of a Loan Note Guarantee for 90% of the principal amount of the Loan plus up to 90-days interest thereon.
1.57    “USDA Loan Note Guarantees” means the Loan Note Guarantees issued by the USDA to Lender in pursuant to the USDA Conditional Commitment, USDA Form 4279-5, and which are assigned to Notes numbered 2 through 10.
1.58     [Reserved.]
2.    The Loan and Disbursements. Lender hereby agrees to make or continue to make the Loan, as applicable, to Borrower on the terms and conditions set forth herein. The obligation of the Borrower to repay the Loan and the terms for repayment shall be evidenced by, and set forth in, the Note.
2.1    Loan. Subject to the terms and conditions of this Loan Agreement and the other Loan Documents, Lender hereby agrees to make the Loan to Borrower in the original principal amount of Fifteen Million and No/100 dollars ($15,000,000.00). At Closing, the proceeds of the Loan will be used to pay for debt refinancing and to pay all costs of Closing pursuant to the closing settlement statement (the “Settlement Statement”) executed by Lender and Borrower at Closing with any undisbursed amount being available for draw by the Borrower on a monthly basis to meet their working capital needs. The obligation to repay the Loan, and the interest rates and terms of payment, are set forth in the Note and secured by the Mortgages and other Collateral Documents. The Loan shall mature on the Maturity Date.

2.2    Borrower’s Equity Contribution. Borrower will demonstrate that it has a minimum of ten percent (10%) investment in the Project at Loan Closing using one of the three following methods:

a)    A Minimum ten percent (10%) Tangible Balance Sheet Equity at Closing. “Tangible Balance Sheet Equity” must be met in the form of either cash or tangible earning assets contributed to the business and reflected on the business’ balance sheet. Tangible Balance Sheet Equity will be determined by using a balance sheet of Borrower prepared in accordance with GAAP and will not include appraisal surplus, bargain purchase gains, goodwill and other intangible assets. The balance sheet must take into account any new assets, the guaranteed loan amount, and any non-guaranteed debt as liabilities of the Borrower, regardless of whether the Loan has been fully disbursed or remain(s) to be

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disbursed. The balance sheet and the calculation of Tangible Balance Sheet Equity must be acceptable to Lender and the USDA;

b)    A cash ownership equity investment equal to at least ten percent (10%) of the Borrower’s total fixed assets before depreciation; or

c)    A minimum of ten percent (10%) investment to the Project.

2.3    [Reserved]

2.4    Loan Payments. All sums paid by Borrower on the Loan and hereunder shall be paid directly to Lender or its designated Servicer in immediately available funds no later than 2:00 p.m., central standard time, on the date on which payment is due, except if such date is not a Business Day such payment shall then be due on the first (1st) Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m., central standard time, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal. Lender shall send Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within five (5) Business Days of its receipt of any statement which it deems to be incorrect.
2.5    Purpose of Loan. The purpose of the Loan is to provide the necessary financing to refinance debt incurred after February 15, 2020 owed to Wells Fargo Capital Finance, LLC in the amount of Fourteen Million Four Hundred Thousand and No/100 Dollars ($14,400,000.00), as set forth in the Borrower’s application submitted to the USDA for issuance of the USDA Guarantee and the USDA Conditional Commitment (including any USDA approved amendments thereto). Loan funds will be used for debt refinancing and to pay loan closing costs in accordance with the USDA Conditional Commitment. Loan funds cannot be used for payment to any owner, partner, stockholder, beneficiary of Borrower, other Affiliates.

2.6    Set-Off. Lender may, in its sole and absolute discretion, charge against any Deposit Account of Borrower held by or under the control of Lender, or advance to Borrower and charge to the Loan, all or any part of any Obligation due from Borrower, including, without limitation: (i) interest, principal, fees and expenses due under the Note or as otherwise provided in this Agreement or the other Loan Documents; (ii) any overdraft amounts in any of Borrower’s Deposit Accounts; and (iii) any reasonable and customary costs incurred by Lender to protect or inspect the Collateral as provided in the Loan Documents.

2.7    Lender’s Right to Apply Payments. Notwithstanding any provision herein to the contrary, if an Event of Default has occurred and is continuing, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower or from any of the Collateral, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in the manner set forth in Section 7.2 hereof.

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2.8    Conditions Precedent to Closing of Loan. Lender will disburse the proceeds of the Loan to Borrower in accordance with the terms and conditions of this Loan Agreement if all matters, documents, papers and certificates required under this Loan Agreement and the other Loan Documents have been furnished to Lender’s satisfaction, including, without limitation, the following documents and matters, each in form and of substance satisfactory to Lender, due on or before the Closing Date, unless otherwise provided, PROVIDED, HOWEVER, that Lender shall have no obligation to advance any sum to Borrower if Borrower is not in full compliance with all covenants hereunder if an Event of Default has occurred and is continuing:

2.8(a)    Execution and Delivery of All Loan Documents. All Loan Documents have been duly executed and delivered, and any other such matters as set forth herein shall have been satisfied;

2.8(b)    Authority and Compliance Documents. Any documents Lender may require: (i) to establish the authority of any Obligor to enter into this Agreement and the other Loan Documents including, but not limited to, governing instruments, certificates of incumbency and resolutions of the appropriate governing body; and (ii) to establish the good standing of any Obligor with any relevant governing, taxing, or regulatory body, including, but not limited to, certificates of existence and tax compliance certificates; all of the foregoing in a form and of substance satisfactory to Lender and certified as to completeness and accuracy by the appropriate officer of such Obligor;

2.8(c)    Title Insurance and Surveys. In connection with the Real Property Collateral, Borrower shall cause to be delivered to Lender, at or prior to Closing, a pro forma ALTA title insurance policy in the name of Lender, together with any endorsements required by Lender, and containing no exceptions which are unacceptable to Lender, and endorsed as of the Closing Date and in amounts satisfactory to Lender; and (ii) an ALTA/NSPS Land Title Survey of the Real Property Collateral, certified to Lender, the USDA and the Title Insurance Company and dated within 30 days prior to Closing, in form and content satisfactory to Lender;

2.8(d)    Assurance of Lien Position. Assurances of Lender’s requisite lien position with respect to the Collateral, including, but not limited to, Lender’s receipt of consents and waivers from third parties claiming rights in the Collateral under statute, contract or otherwise;

2.8(e)    Third-Party Lenders. Lender shall have assurances that Borrower does not have any other loan outstanding from any third-party lender or other Person except as expressly set forth on Schedule 2.8(e) attached hereto;

2.8(f)    Financial Statements and Other Periodic Reports. Each Obligor’s interim Financial Statements and all other periodic reports described on Schedule 4.1(b) for the most recently ended reporting period closest to the Closing Date, and any other financial information with respect to any Obligor as Lender may reasonably require, including, but not limited to, the most recent annual Financial Statements of each Obligor;

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2.8(g)    Payment of Fees and Closing Costs. Payment of all fees and closing costs required hereunder and under the other Loan Documents;

2.8(h)    [Reserved];

2.8(i)     USDA Conditional Commitment and USDA Guarantee. (i) Borrower shall have satisfied all conditions precedent and all terms, conditions, covenants and requirements under the USDA Conditional Commitment to the satisfaction of Lender and the USDA and (ii) USDA shall have issued the USDA Guarantee in form and of substance satisfactory to Lender;

2.8(j)    Opinion of Counsel. An opinion letter, or letters, each from an attorney acceptable to Lender, which shall provide, among other things requested by Lender, that: (i) Borrower is duly organized, validly existing and in good standing under the laws of the state of Borrower’s charter and any other state or jurisdiction where such Borrower regularly does business; (ii) each Obligor has the full power and authority to undertake the activities contemplated by the Loan Documents; (iii) all Loan Documents have been duly authorized, executed and delivered by each Obligor; (iv) the Collateral Documents create a lien on or security interest in the Collateral except when otherwise specified in such opinion letter; (v) the Loan Documents and their terms do not violate any laws including, without limitation, any usury laws or similar laws of the jurisdictions where any Obligor or any Collateral is located; (vi) each Loan Document constitutes the valid and legally binding obligation of Borrower and its enforceable in accordance with its terms under the laws of the State of Tennessee; and (vii) such other matters are Lender and its legal counsel may request;

2.8(k)    [Reserved]

2.8(l)    [Reserved]
2.8(m)    Borrower’s Equity Contribution. Borrower will provide Lender with a evidence of Borrower’s Equity Contribution, as required under Section 2.2 above.
2.8(o)    Permits and Licenses. Borrower has acquired, or has the ability to acquire without undue delay, all required permits, pathways and registrations from the appropriate Governmental Authorities for the full operation of the Personal Property Collateral and the Real Property Collateral.;
2.8(p)    [Reserved]
2.8(q) Other Filings. TDG shall have made such filings with the Nevada Secretary of State as needed to qualify to transact business in the State of Nevada; and
2.8 (r)     Other Matters. Such other matters as Lender may reasonably require have been completed to its satisfaction.

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2.9    Fees and Deposits. In addition to any other payment or reimbursement obligations of any Obligor set forth in this Agreement and the other Loan Documents, Borrower shall pay the following fees and make the following deposits:

2.9(a)    Closing Fee. Borrower shall pay or cause to be paid to Lender and other parties at Closing the following fees: (i) the loan origination fee to Lender in the amount of $150,000.00; (ii) the USDA fees for the issuance of the USDA Guarantee(s) equal to $270,00.00; and (iii) the fees and costs listed on the settlement statement executed by the Parties for Closing.

2.10    [Reserved]

    2.11    Servicing the Loan and the Servicer. Lender is granted the right to appoint a Person to assist Lender in servicing the Loan (the “Servicer”) and has appointed Greater Commercial Lending (“GCL”) to be the initial Servicer. Lender may substitute any Servicer upon providing written notice thereof to Borrower. Upon such appointment, the Servicer shall have full authority to act on Lender’s behalf on all matters applicable to the Loan, the Borrower, the Collateral and the Project, including, without limitation, the following:

2.11(a)     The Servicer shall have full authority to service the Loan and to take any and all actions on behalf of the Lender under this Loan Agreement and under all other Loan Documents with respect to the Loan, the Borrower, and the Project including, without limitation, administering the Loan, dispersing loan proceeds, approving the disbursement of funds from the Project Accounts, approving payment requests, holding required reserves and deposits, receiving and administering Loan payments and other payments under the Loan Documents, communicating with Borrower, requesting and receiving reports and information, administering inspections, providing notices to Borrower and any Persons, providing demands for payment under the Note, approving or declining the taking of actions, providing consents and approvals (or declinations) for waivers, amendments or other approvals, enforcing of all rights and remedies under the Loan Documents on Lender’s behalf, and any other activities relating to the Loan.

2.11(b)     All reports, documents, notices, schedules, financial statements and other materials that are to be delivered to Lender under this Loan Agreement and the other Loan Documents are to be delivered to, and addressed to, the Servicer in addition to the Lender.

2.11(c)     All payments under the Note, and payments of other Obligations due Lender, are to be made to Servicer, which, upon receipt in full by Servicer, shall be deemed made to and received by Lender.

2.11(d)     GCL shall be the initial Servicer of the Loan. The appointment of Servicer, and its duties and authorizations, may be modified, transferred to another Person, or terminated by Lender, upon the delivery of written notice thereof from Lender to Borrower and the then current Servicer. Such notice to be delivered at least ninety (90) days prior to the date of modification, transfer or termination, as the case may be, and such notice shall include the following information; the effective date of the change in Servicer and contact information for the Servicer, including contact person, phone number, email address and mailing address.

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3.    Representations and Warranties. To induce Lender to make and/or continue to make the Loan, Borrower, as noted, makes the following representations and warranties which shall be true and correct at Closing and at all times during the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied:

3.1    Good Standing/Ownership. Borrower is duly organized, validly existing and in good standing under the laws of the State of its charter or organization as provided in the opening paragraph of this Agreement, and is duly authorized to transact business in each other state or jurisdiction in which it regularly does business, and has the requisite corporate, company or partnership power and authority, as applicable, to own its property and to carry on its business in each jurisdiction in which it regularly does business.

3.2    Authority and Compliance. (a) Each Obligor has full power and authority to execute and deliver this Agreement and the Loan Documents and to incur and perform the Obligations provided for herein and therein, all of which have been duly authorized by any and all proper and necessary corporate, company or partnership action, as applicable, of such Obligor; (b) each Obligor is in compliance with all laws and regulatory requirements to which it is subject; and (c) no consent or approval of any public authority or other third party is required as a condition to the validity of any of the Loan Documents with respect to any Obligor.

3.3    Binding Agreement. This Agreement and the other Loan Documents executed by each Obligor constitute valid and legally binding obligations of each such Obligor enforceable in accordance with their terms.

3.4    Litigation. Except as set forth on Schedule 3.4, there is no proceeding involving any Obligor pending or, to the knowledge of such Obligor, threatened, before any court or Governmental Authority, agency or arbitration authority.

3.5    No Conflicting Agreements. There is no charter, bylaw, operating agreement, stock provision, partnership agreement or other document, instrument or agreement pertaining to the organization, power, or authority of each Obligor, nor a provision of any existing material agreement, mortgage, indenture or contract binding on each Obligor or affecting such Obligor’s properties, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the other Loan Documents.

3.6    Ownership of Assets. Each Obligor has good title to its assets, including, without limitation, the Collateral, and such assets are free and clear of all judgments, liens, and encumbrances, except for the Permitted Liens.

3.7    Taxes. All taxes and assessments due and payable by any Obligor have been paid or are being contested in good faith by appropriate proceedings, and each Obligor has filed all tax returns which it is required to file.

3.8    Environmental Matters. Except as may be otherwise disclosed to and acknowledged by Lender in writing prior to Closing and otherwise as would not reasonably be

10.4
expected to cause a Material Adverse Change, any real property owned or leased by Borrower, including, without limitation, the Real Property Collateral (collectively, the “Subject Property”), (i) has never been and is not now being used in violation of Environmental Laws; (ii) there are no proceedings that have been commenced against such Obligor concerning any alleged violations of any Environmental Laws on or related to the Subject Property, nor does such Obligor have any reason to know of any; (iii) the Subject Property is free of any Substances and is not being used for the storage, treatment or disposal of any Substances, or if there are any Substances on the Real Property, such Obligor is maintaining them in accordance with all applicable laws; (iv) if such Obligor is transporting any Substances, such transportation is being conducted in compliance with all applicable laws; and (v) such Obligor has all required permits for the use and discharge of any Substances on the Real Property and all uses and discharges on such Subject Property are being made in compliance with such permits.

3.9    Compliance with Laws. Except as otherwise disclosed to and acknowledged by Lender prior to Closing, each Obligor is in material compliance with all federal, state, and local laws, regulations and governmental requirements applicable to it or to any of its property, business operations, employees, and transactions (including, but not limited to, any, Environmental Laws, OSHA, ERISA, Pension Benefit Guaranty Board, and laws regulating wetlands).

3.10    Accurate Financial Information and Periodic Reports. The financial information and other reports, including, without limitation, those periodic reports described on Schedule 4.1(b), furnished to Lender by each Obligor are complete and accurate in all material respects and will be complete and accurate in all mutual respects, and disclose, without limitation, any and all direct and contingent liabilities of such Obligor, and accurately reflect the matters addressed therein, including, without limitation, that no change has occurred in the financial condition of such Obligor since such information was furnished that would cause a Material Adverse Change with respect to such Obligor.

3.11    Solvency. (i) Each Obligor is Solvent, and the incursion of the Loan, the pledge of the Collateral and the execution and performance of the Loan Documents will not cause any Obligor to no longer be Solvent; (ii) each Obligor has made adequate provision for the payment of all of its creditors; and (iii) no Obligor has entered into any transaction contemplated in this Agreement or any other Loan Document to provide preferential treatment to Lender or any other creditor of such Obligor in anticipation of seeking relief under federal or state bankruptcy or insolvency laws.

3.12    ERISA. Except as otherwise disclosed to Lender in writing: (i) no employee benefit plan established or maintained, or to which contributions have been made, by Borrower, which is subject to Part 3 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA) as of the date hereof, or would have had such an accumulated funding deficiency on such day if such year were the first year of such plan to which such Part 3 applied; (ii) no “Prohibited Transaction” or “Reportable Event”, as defined under ERISA, occurred with respect to such employee benefit plan as of the date hereof; (iii) no material

10.4
liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan; (iv) each such employee benefit plan (if any exists) complies and will comply fully with all applicable requirements of ERISA and of the Internal Revenue Code of 1986 as amended (“Internal Revenue Code”) and with all applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code; and (v) this Agreement and the consummation of the transactions contemplated herein will not involve any prohibited transaction within the scope of ERISA or Section 4975 of the Internal Revenue Code.

3.13    Ownership Structure and Subsidiaries. The ownership structure of Borrower is listed on Schedule 3.13 hereof.

3.14    Place of Business, Charter State and Residence. (a) The Dixie Group, Inc.’s chief executive office and principal place of business is located at 475 Reed Road, Dalton, GA 30722 and its state of incorporation is Tennessee; and (b) TDG Operation, LLC’s chief executive office and principal place of business is located at 475 Reed Road, Dalton, GA 30722 and its state of organization is Georgia.

3.15    Location of Personal Property Collateral and Records. All tangible Personal Property Collateral, including, without limitation, any Equipment, and any records, documents or instruments relating to such Collateral, are located only at such locations as listed in Schedule 3.15 hereof.

3.16    [Reserved]

3.17    Labor Relations. Neither Obligor is a party to any collective bargaining agreement, except for the union agreement at its plant in Atmore, Alabama previously disclosed to Lender, and there are no material grievances, disputes or controversies with any union or any other organization of such Obligor’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.
3.18    Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between either Obligor and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Obligor, or with any material supplier, franchisor or franchisee of any such Obligor and there exists no present condition or state of facts or circumstances which would materially affect or prevent any such Obligor from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.
3.19    Name; No Merger. Except as provided in Schedule 3.19, (a) neither Obligor has changed its name or been known by any other name within the last five (5) years; (b) no Obligor uses or has ever used any trade or fictitious name in the conduct of its business except as identified as a “d/b/a” in the caption of this Agreement; each such Obligor is the sole owner of all such names listed in the caption of this Agreement; and any and all business done, and all invoices issued, in such names are such Obligor’s sales, business and invoices; (c) any trade name of any Obligor permitted under (b) above, if any, represents a division or trading style of

10.4
such Obligor and not a separate Subsidiary or Affiliate or independent entity; and (d) no Obligor has been the surviving entity in a merger effected within the last five (5) years.
3.20    Partnerships; Contingent Liabilities. Except as indicated in the Financial Statements of Borrower delivered to Lender prior to Closing, neither Borrower are a partner or joint venturer with any other Person or a participant in any business enterprise for which it is generally liable, nor does either Borrower have any contingent liabilities of any description except for Permitted Indebtedness and as otherwise expressly disclosed in this Agreement.

3.21    Regulation U. No proceeds from the Loan shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

3.22    Commercial Loan. The Loan is not a “consumer transaction”, as defined in the Code or any other applicable law, rule or regulation, and none of the Collateral has been, is currently or will be future purchased or held primarily for personal, family or household purposes.

3.23    Racketeering. No Obligor is engaged in any activity that might constitute a pattern of racketeering activity or in any other conduct that might subject all or a material portion of such Obligor’s assets to forfeiture.

3.24    Equal Opportunity and ADA. (a)    Equal Opportunity. For all construction contracts in excess of $10,000, the Borrower will ensure that the General Contractor complies with Executive Order 11246, “Equal Employment Opportunity,” as amended by Executive Order 11375, and as supplemented by applicable Department of Labor regulations (41 CFR part 60). (b) Americans with Disabilities Act (ADA): If the construction of or addition to the Project accommodates the public and is a commercial facility, as defined by the ADA, the Project will comply with the ADA.

4.    Covenants of Parties.

4.1    Affirmative Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, each Obligor covenants and agrees as follows:

4.1(a)    Continuation of Pre-Closing Conditions, Representations and Warranties. All conditions precedent to the making of the Loan shall remain satisfied at all times in all material respects during the term of this Agreement, and all representations and warranties made by each Obligor in the Loan Documents shall be deemed to be made at all times during the term of this Agreement.

4.1(b)    Financial Statements and Periodic Reports. Each Obligor, as noted, shall furnish or cause to be furnished to Lender such information reports and financial statements as identified on Schedule 4.1(b) attached hereto and made a part hereof, on the dates set forth therein or on a more frequent basis if reasonably requested by Lender.

10.4
4.1(c)     Insurance. In addition to any other insurance requirements under any other Loan Documents: (i) each Obligor shall maintain with financially sound and reputable insurance companies insurance of the kinds, covering the risks, and in the amounts reasonably comparable to those usually carried by similar entities and individuals and sufficient to avoid the application of any co-insurance provisions, such insurance shall include, but not be limited to, liability insurance, flood insurance (to the extent required by Federal law or regulation including, without limitation, the Flood Disaster Protection Act of 1973), comprehensive hazard/casualty insurance on buildings, business theft (fidelity bond), contents and equipment and such coverage on the Collateral in amounts satisfactory to Lender; and (ii) Borrower shall exhibit or deliver certificates of such policies of insurance to Lender and provide appropriate clauses in the insurance policies indicating Lender’s status as co-insured mortgagee, additional insured, or lender loss payee, as applicable, as to the Collateral, as its interest may appear; PROVIDED, FURTHER, that Borrower hereby assigns to Lender the right, and further designates Lender as its lawful attorney-in-fact, to collect and receive any indemnity payment otherwise owed to such Obligor under any policy of insurance, regardless of whether Lender is named in such policy as a person entitled to collect upon the same.

4.1(d)    Audits, Inspections and Appraisals. (i) Each Obligor shall permit the Lender’s officers or other representatives to visit and inspect during business hours any of the locations of any Obligor, the Project or the location of any Collateral (provided that, while an Event of Default exists, Lender may make such visits and inspections at any time without prior notice) to examine and audit all of such Obligor’s Collateral, books of account, financial statements and ledgers, digital and printed records, contracts, reports, writings, Certificates of Title and other documents, papers and statements, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent accountants; and (ii) Lender may, on the occurrence of an Event of Default and at Borrower’s sole cost and expense, require appraisals for all or some portion of the Collateral at any time, and such appraisals shall be done by an appraiser reasonably acceptable to Lender and shall be in form, substance and amount satisfactory to Lender; (iii) each Obligor, as applicable, assigns to Lender all right, title and interest of such Obligor in and to any leases or other agreements between any such Obligor and various persons having in their possession any or all of the Collateral, and such persons may rely upon this Agreement or a copy hereof as authority of Lender for entry upon said premises to the same extent and for the same purpose as such Obligor may enter thereupon; and (iv) the results of any of foregoing examinations, audits, appraisals, inspections and evaluations described in Subsections (i), (ii) and (iii) of this Section, and any reports produced in connection therewith, shall remain the sole and exclusive property of Lender, and no Obligor shall be entitled to inspect or review same; PROVIDED, HOWEVER, that each such Obligor agrees to remain bound to the party having possession of the Collateral for the performance of all obligations with respect to such Collateral, and the entry of Lender under the terms of this Agreement upon such premises shall not constitute an acceptance by Lender of any obligation of any such Obligor to any person having possession of such Collateral.

4.1(e)    Maintenance, Remediation and Notification of Environmental Claims. Borrower shall: (i) maintain any Substances brought upon the Real Property Collateral in accordance with all applicable laws and promptly take all action that is needed to abate any

10.4
material environmental risk or comply with any Environmental Laws on or related to the Real Property Collateral at its sole expense, subject to such legal and/or equitable defenses available to Borrower; (ii) promptly, upon Borrower having actual knowledge thereof, inform Lender in writing of any environmental risk or violation of any Environmental Laws on or related to the Real Property Collateral or the commencement of any proceeding against it or receipt of any notices by it concerning any alleged violation of Environmental Laws on or related to the Real Property and which would likely result in a Material Adverse Change; (iii) at Lender’s reasonable request or where notice to Lender is required under Subsection (v) hereof, obtain additional environmental audits covering any Real Property Collateral from experts reasonably acceptable to Lender; (iv) permit Lender, or any person or firm designated by Lender, to inspect the Real Property Collateral on reasonable notice, not less than two (2) business days, and during normal business hours; and (v) upon Borrower having actual knowledge thereof, immediately notify Lender in writing of: (A) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Substances affecting its business operations; and (B) all claims made or threatened by any third party against it relating to damages, contributions, cost recovery, compensation, loss or injury resulting from any Substances and which would likely result in a Material Adverse Change.

4.1(f)     Environmental Indemnity. Borrower shall comply with all of the terms, provisions and indemnifications set forth in the Environmental Indemnity Agreement.

4.1(g)    Purpose of Loan. Borrower shall use the proceeds of the Loan only for the purpose or purposes represented to Lender in Section 2.5.

4.1(h) Notice of Litigation. Borrower shall promptly, and in any event, no later than ten (10) days after being served or otherwise receiving notice, notify Lender in the event that any legal action is filed against such Obligor, excepting workers’ compensation claims and matters for which the damages sought are less than Five Million and No/100 Dollars ($5,000,000.00) (“Litigation Threshold”) in the aggregate.

4.1(i)    Free of Liens. Borrower shall maintain, at all times, the Collateral free of any Lien or encumbrance other than Permitted Liens.

4.1(j)    Compliance with Laws. Borrower shall comply with all applicable federal, state, and local laws and regulations including, but not limited to, consumer protection laws, Food Safety Laws, Environmental Laws, OSHA, ERISA, and the Pension Benefit Guaranty Board.

4.1(k)    Payment of Obligations. Borrower shall duly and punctually pay all Obligations, including, without limitation, principal and interest on the Note, and each Obligor shall duly and punctually pay all other Indebtedness of such Obligor to any other Person other than Lender, it being understood, however, that this Section shall not be deemed to permit any Indebtedness other than Permitted Indebtedness.

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4.1(l)    Maintenance of Properties. Borrower shall: (i) keep all its properties, including, without limitation, the Collateral, in good repair and in good working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto; (ii) comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and (iii) preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of the Personal Property Collateral at its intended capacity.

4.1(m)    Notice to Lender. Borrower shall immediately notify Lender: (i) on the occurrence of any Event of Default; (ii) of any fact, condition or event, that would be giving of notice or passage of time, or both, could become an Event of Default; (iii) of any event causing a material loss or depreciation in the value of the Collateral and the amount of such loss or depreciation; (iv) on the failure of any Obligor to observe its undertakings hereunder; (v) on the occurrence of a Material Adverse Change with respect to any Obligor.

4.1(n)    Landlord and Storage Agreements. Borrower shall provide Lender with copies of all agreements between Borrower and any landlord, custodian or warehouseman which owns any premises at which any Collateral may reside, from time to time and shall promptly deliver to Lender any warehouse receipts, if applicable, and obtain lien waivers and subordinations as Lender may require covering any of the Collateral.

4.1(o)    [Reserved]

4.1(p)    Qualified in Nevada. TDG is duly qualified to transact business in the State of Nevada as a foreign limited liability company, and will remain duly qualified to transact business in the State of Nevada for the term of the Loan.

4.1(q)    Continuing Guaranty. If Borrower acquires, forms or purchases any other entity, such entity shall, without any further action by the Parties, unconditionally guarantee the repayment of all of the Obligations and waive any right to notice or demand and shall further execute and deliver to Lender an unlimited and continuing guaranty evidencing same; it being understood, however, that this Section shall not be deemed to permit any mergers or acquisitions or creation of any Subsidiary in violation of the provisions of this Agreement.

4.1(r)    Equipment Covered by Certificates of Title. If any Collateral is subject to or covered by any Certificate of Title statute, Borrower shall note Lender’s security interest thereon, and, on Lender’s request, promptly deliver each original copy of any such Certificate of Title covering such Collateral to Lender, or its designee, to be held until satisfaction in full of all of the Obligations, and Borrower shall take any steps necessary to perfect Lender’s security interest in such Collateral and shall further authorize Lender to do the same; PROVIDED, FURTHER, that Borrower shall not apply for any replacement Certificate of Title regarding any Collateral nor take any other steps or actions that may otherwise impair Lender’s security interest in the same.

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4.1(s)    Commercial Tort Claims. Borrower shall promptly notify Lender should Borrower obtain any “Commercial Tort Claim” (as defined in the Code) relative to any of the Collateral and take such steps as shall be requested by Lender to further evidence and perfect Lender’s security interest in the same.

    4.1(t)    [Reserved]
    4.1(u)    [Reserved]
4.1(v)    Continuing Enforceability Covenants.

(i)    Continuing Enforceability of Loan Documents. The terms and conditions of each presently existing Loan Document shall remain in full force and effect and the transactions contemplated in this Agreement and the other Loan Documents executed concurrently herewith shall not be construed as a novation, waiver or release of the repayment or performance of any indebtedness, obligation or liability of any Obligor arising under any Loan Document, as such may have been modified, amended, restated and renewed from time to time.

(ii)    Continuing Priority of Liens and Security Interests. Each Obligor acknowledges and agrees that this Agreement, together with any transactions contemplated herein or occurring contemporaneously herewith, shall not disturb the existing priority of any Loan Document, or any lien or security interest in favor of Lender granted or created thereunder, and any such Loan Document, lien or security interest shall retain the same priority and effective date as originally provided in any such Loan Document.

(iii)    Cross-Collateralization of the Loan. Each Obligor hereby acknowledges and agrees that the repayment of the Note, whether presently outstanding, executed concurrently herewith or arising at any time hereafter, together with the repayment and performance of any and all other indebtedness, obligations and liabilities of Borrower to Lender, including, without limitation, the Obligations, arising under any Loan Document or any other agreement, document or instrument executed in favor of Lender, shall be secured with equal force and effect by the Collateral, as may be modified from time to time, and any and all security documents, instruments and agreements executed with respect thereto, whether or not any such indebtedness, obligation or liability is specifically referenced or identified in any such document, instrument or agreement.

(iv)    [Reserved]

(v)    Release of Claims. Each Obligor acknowledges and agrees that no Obligor has any claim, defense, claim of offset or cause of action of any nature against Lender, its successors, assigns, representatives or officers, which would or will impair, reduce or diminish such Obligor’s liability to Lender under the Loan and any other Loan Documents or otherwise subject Lender, its successors, assigns, representatives or officers, to any direct or indirect liability, including, without limitation, any claim based on any act or omission of Lender or any officer, agent or representative of Lender related to the Loan or the administration of the Loan or any claim arising by reason or on account of or related directly or indirectly to any

10.4
contractual relationship or transaction between any Obligor and Lender, its successors, assigns, agents, representatives or officers; PROVIDED, FURTHER, THAT, TO THE EXTENT THAT ANY SUCH CLAIM, DEFENSE, CLAIM OF OFFSET OR CAUSE OF ACTION OF ANY NATURE EXISTS AS OF THE DATE HEREOF, THEY ARE HEREBY WAIVED, RELEASED AND DISCHARGED BY EACH OBLIGOR AS AGAINST LENDER, ITS SUCCESSORS, ASSIGNS, REPRESENTATIVES AND OFFICERS.

4.1(w)    USDA Guarantee Requirements. So long as any of the Obligations covered by any USDA Guarantee remains outstanding, each Obligor shall comply with all requirements, terms and conditions set forth therein and under the USDA Conditional Commitment, and each Obligor hereby acknowledges and agrees that it is has received, read and understands the terms and conditions thereof. In the event of any inconsistency between the terms, conditions and requirements of the USDA Conditional Commitment and this Agreement or any other Loan Document the terms of USDA Conditional Commitment shall control, provided that any provision of any Loan Document which imposes additional obligations upon any Obligor or provides additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, the USDA Conditional Commitment and provided, further, that any pre-condition, continuing obligation or requirement applicable to Lender in favor of the USDA under the USDA Conditional Commitment shall be construed to be an obligation and requirement of each Obligor and a condition precedent to Lender’s obligations hereunder, all at Borrower’s sole cost and expense. Additionally, USDA concurrence is required for any servicing action in accordance with regulations at 7 CFR 4279 subpart C, 7 CFR part 4287 subpart D, and servicing requirements identified in Form RD 4279-4, “Lender’s Agreement” will apply once the USDA RD Form 4279-5 Loan Note Guarantee is issued.

    4.2    Negative Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, each Obligor, as noted, further covenants and agrees as follows:

4.2 (a)    Merger/Changes. Borrower shall not: (i) enter into any merger, reorganization or consolidation; (ii) make any substantial change in the basic type of business now conducted by it; (iii) undergo any Change of Control; or (iv) change or otherwise modify its accounting methods, practices or fiscal reporting period for accounting or tax purposes, in each case without the prior consent of the Lender.

4.2 (b)    Name; Location of Collateral. No Obligor shall without the prior written approval from Lender: (i) change the locations at which the Collateral or any books, records, contracts, writings, documents of title, or other documents, agreements or instruments related thereto are located, stored or maintained, (ii) adopt or make use of any fictitious or trade name not disclosed elsewhere in this Agreement; or (iii) change its name, identity or corporate structure or its state of charter or organization.

4.2 (c)    Judgments, etc. No Obligor shall allow any judgment or judgments for the payment of money in excess of the aggregate sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Judgment Threshold”), excluding amounts with respect to which an insurance carrier admits full coverage (except for applicable deductibles), to remain

10.4
undischarged, un-vacated, un-bonded in full or un-stayed for a period of sixty (60) days, unless execution thereof is stayed by a court of competent jurisdiction.

4.2 (d)    Sale of Collateral. Borrower shall not sell, transfer, assign, lease, pledge, abandon or otherwise dispose of any of the Collateral or any interest therein, without prior consent of the Lender and USDA (as may be required), except for machinery or equipment which has become obsolete and for which suitable replacement equipment, of equal value or usage, shall have been procured which becomes Collateral for the Loan.

        4.2 (e)    Loan to and from Members, Stockholders, Affiliates and Others. Except for Permitted Indebtedness, Borrower shall not make any Loan, advances, extensions of credit to, or guaranty, co-sign or become surety for, any other Person, including, without limitation, loans or advances to Affiliates. Loans/advances to stockholders, partners, members, owners, officers, or other Affiliates are prohibited. Except as provided herein, loans from stockholders, owners, officers or Affiliates must be subordinated to the Loan or converted to stock or partnership interests, and no payments are to be made on these debts unless (i) the Loan is current and in good standing and (ii) Lender consents to such payment. (iii) the payment will not cause Borrower to be in non-compliance with any of the financial and other covenants under this Loan Agreement or result in the occurrence of an Event of Default, and (iv) Lender has given its prior consent to such payments.

4.2 (f)    Indebtedness/Guarantees. Borrower shall not create, incur, assume or suffer to exist any Indebtedness or obligation for money borrowed, or guarantee, endorse, or otherwise be or become contingently liable on any debt or obligations to any Person without first obtaining the written consent of Lender, except for the following (“Permitted Indebtedness”) (i) the Indebtedness as set forth on Schedule 4.2(f) attached hereto and incorporated herein by reference and (ii) in addition to any other Indebtedness permitted under this Section, obligations to any Person (including, without limitation, to any Affiliate) other than the Lender not exceeding Five Million and 00/100 Dollars ($5,000,000.00) in any calendar year; and

4.2 (g)    Liens and Security Interests. Borrower shall not create, incur, assume, or suffer to exist any mortgage, security deed, mortgage, security interest, pledge, encumbrance, Lien or charge of any kind (including charges on property purchased under conditional sales or other title-retention agreements) on the Collateral, now owned or hereafter acquired, except for (collectively, “Permitted Liens”) (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and against which reserves deemed adequate by Lender have been set up (excluding any Lien imposed pursuant to any of the provisions of ERISA); (ii) Liens arising in the ordinary course of business (such as (A) Liens of carriers, warehousemen, mechanics and materialmen and other similar liens imposed by applicable Law and (B) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of governmentally imposed social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which Borrower maintain adequate

10.4
reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed; (iii) subject to the limitation set forth in Section 4.2(f), Liens arising in connection with capital leases or operating leases (and attaching only to the property being leased) or Liens that constitute purchase money security interests on any property securing permitted debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such purchase money security interest attaches to such property within twenty (20) days after the acquisition of such property and attaches solely to the property so acquired; (v) Liens arising under the Loan Documents; and (vi) (a) easements, rights of way, zoning ordinances and other similar encumbrances affecting the Real Property Collateral that do not create a Material Adverse Change on the value or use of the Real Property Collateral or in the operations as expected to be operated thereon and (b) liens on the Real Property Collateral to secure Borrower’s loan from AmeriState Bank in the principal amount of $10,000,000 dated October 26, 2020 ((a) and (b) collectively, “Permitted Real Estate Encumbrances”), provided however, that Borrower shall obtain the subordination of any easement or right of way referred to in (vi)(a) to Lender’s Mortgage upon request of Lender.

4.2 (h)    Affiliate Transactions. Borrower shall not purchase, finance the purchase of, acquire or lease property from, or sell, transfer or lease any assets or property to, any Affiliate of Borrower except in the ordinary course of Borrower’s business, under terms and conditions equivalent to or better than the terms and conditions which would apply if disinterested parties were involved and otherwise in accordance with the Loan Documents.

4.2 (i)    Security Instruments and Financing Statements. Borrower shall not permit any financing statement, mortgage, mortgage, deed to secure debt or other security instrument, filing or document, excepting filings related to Permitted Liens, to be on file with respect to any of the Collateral.

4.2 (j)    Acquisitions. Borrower shall not purchase or acquire the obligations, assets, equity, stock or any other interest of any Person, except direct obligations of the United States of America or certificates of deposit or other investments issued by Lender (if offered) and except for up to an annual aggregate of $5,000,000 for fixed assets, without the prior consent of Lender.

4.2 (k)    Restrictions of Distributions and Compensation.

    (i) Compensation of officers and directors will be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrowers. This amount shall be set annually by shareholder vote on the Borrower’s annual compensation plan.

    (ii) Dividend payments will be limited to an amount that, when taken, will not adversely affect the ability of the Borrowers to pay all Obligations when due. No dividend payments will be made unless (1) an after-tax profit was made in the preceding fiscal year, (2) the Borrower is and will remain in compliance with covenants of this Loan Agreement and the Conditional Commitment, and (3) all Borrower Obligations are paid to a current status. This is not intended to apply to dividend payments to cover personal tax liability resulting from profitability of Borrower’s ordinary business.

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4.2 (l)    Lease Transactions. Borrower shall not enter into any sale and lease-back arrangement on any of the Collateral, either directly or indirectly, without the prior consent of Lender which shall not be unreasonably withheld or delayed.

4.2 (m)    Amendments. Borrower shall not amend any instrument evidencing a Permitted Lien or the indebtedness secured thereby.

4.2 (n)    [Reserved]

4.2 (o)    Adverse Transactions. Obligors shall not enter into any transaction, or permit any Subsidiary to enter into any transaction, which does or may materially and adversely affect the Collateral or Borrower’s ability to repay the Obligations.

4.2 (p)    Subsidiary Divestiture. No Obligor shall transfer, sell, pledge, encumber or otherwise assign any shares of stock or other interest in any Subsidiary or permit any Subsidiary to sell or otherwise dispose of substantially all of its assets without the prior written consent of Lender.

4.2 (q)    Partnerships or Joint Ventures. Other than those existing and disclosed to Lender in writing before the Closing Date, Borrower shall not become or agree to become a general or limited partner in any general or limited partnership or party to any joint venture.

4.2 (r)    Capital Expenditures. The Borrower will not invest in additional fixed asset purchases (in addition to the fixed assets financed by the Lender) in excess of $5,000,000 in an annual aggregate amount, without Lender approval. The Borrower will not lease, sell, transfer, or otherwise encumber equipment or fixed assets without the concurrence of the Lender (except for replacement of equipment the ordinary course of business). The disposition of fixed assets included as Collateral for the Loan must have the prior concurrence of Lender and the USDA.

4.2 (s)     [Reserved]

4.2(t)    Sale of Business. Borrower shall not enter into any binding agreement for the sale of its business or a material portion thereof, or sell its business or a material portion thereof, without first obtaining the written concurrence of Lender, which will not be unreasonably withheld.

4.3    Financial Covenants. During the term of this Agreement and so long as any Obligations remaining outstanding or unsatisfied, Borrower shall at all times maintain the following (collectively, the “Financial Covenants”):

4.3 (a)    Maximum Debt to Net Worth. Borrower shall maintain a ratio of (i) Indebtedness to (ii) Tangible Net Worth of less than 9.0 to 1.0 measured annually, beginning at the end of the second year after Closing for the term of the Loan, and based on year-end CPA-audited financial statements;

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4.3 (b)    Debt Service Coverage Ratio: Borrower’s Debt Service Coverage Ratio shall not fall below 1.20 to 1.00 beginning the second full year of operations of the Project, to be measured as of the last day of each fiscal year beginning fiscal year end 2021, annually for the term of the Loan and based on year-end CPA-reviewed financial statements. “Debt Service Coverage Ratio” shall be measured by EBITDA divided by aggregate annualized business debt service.
4.3 (c) Current Ratio: Borrower will at all times maintain a Current Ratio of not less than 1:1, with “Current Ratio” being the ratio of Current Assets to Current Liabilities.
4.3 (d)    Global Definitions. For purposes of this Section 4.3, unless otherwise defined, capitalized terms shall be as defined or determined under GAAP.

4.3 (e)    Testing Frequency and Calculations. The Financial Covenants shall be tested annually and calculated based upon the Financial Statements of the Borrower, prepared and delivered to Lender in accordance with Schedule 4.1(b).

4.3 (f)    Other Conditions. Unless otherwise agreed to by Lender in writing or as otherwise set forth in this Section 4.3, Borrower’s compliance with the Financial Covenants shall be determined after eliminations for Intercompany Transactions and reported on the Financial Statements and Covenant Compliance Certificate prepared in accordance with Schedule 4.1(b).

4.4        [Reserved]

4.5    Accelerating Transfers

    4.5 (a) “Accelerating Transfer” means (i) any sale, contract to sell, conveyance, encumbrance, or other transfer, whether voluntary, involuntary, by operation of law or otherwise, of all or any material part of the Property or any interest in it or (ii) a Change in Control occurs, in each case without Borrower providing Lender with at least thirty (30) days written notice thereof and Lender providing its written consent to such action in its sole and absolute discretion.

    4.5 (b)     Borrower agrees that Borrower shall not make any Accelerating Transfer, unless the transfer is preceded by Lender’s express written consent to the particular transaction and transferee. Lender may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Lender in its sole discretion may declare all of the Loan to be immediately due and payable, and Lender may invoke any rights and remedies provided by Section 7 of this Agreement.
5.    Security Agreement and Collateral for the Loan.

5.1    Security Agreement and Collateral. In addition to the pledges and liens set forth in, or created by, the Security Agreement, the Mortgage and under or in accordance with the other terms of this Loan Agreement, Borrower pledges and assigns to Lender the following property as collateral security for the repayment and performance of all or some portion of the

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Obligations and other covenants and agreements herein and in the other Loan Documents, as herein provided:

5.1 (a)    Personal Property Collateral. Borrower hereby grants to Lender a first-priority perfected security interest in the following types of property, rights and interests (with all capitalized terms as defined in the Code) as collateral security for the repayment, satisfaction and performance in full of all of the Obligations and to secure Borrower’s performance of and compliance with each and every covenant, agreement, representation, warranty and indemnity under this Agreement and under each and every other Loan Document (collectively, the “Personal Property Collateral”):

(i)    All Machinery and Equipment more specifically described in the “Security Agreement” between Borrower and Lender dated evenly herewith; and

(ii)    All of the foregoing whether now owned or hereafter acquired and wherever located, together with any proceeds thereof, and any appurtenances, accessions and other rights, claims or benefits arising from or pertaining thereto, including, but not limited to, any claims to any of the foregoing property, and any claims Borrower has against any third parties, for the damage to or destruction of any or all portions of such property and or for proceeds payable under, or unearned premiums with respect to, policies of insurance.

5.1 (b)    Real Property Collateral. As collateral security for the repayment, satisfaction and performance in full of all of the Obligations and to secure Borrower’s performance of and compliance with each and every covenant, agreement, representation, warranty and indemnity under this Agreement and under each and every other Loan Document, pursuant to the Mortgages the Borrower grants to Lender a Lien on the Real Property Collateral, including the land, structures, improvements and fixtures, and in and to all leases, all as more particularly described in Schedule 5.1 subject only to the Permitted Liens.

5.2    [Reserved]

5.3    Additional Security Covenants. Borrower agrees to execute and deliver to Lender at Closing and at any time thereafter so long as any Obligations remain outstanding, any security documents, instruments or other agreements as reasonably requested by Lender and related to the Collateral, or any portion thereof, and further authorizes Lender to file any such documents, instruments or other agreements, or other proper notice of Lender’s security interest, and any continuation statements or amendments thereto, with any filing authority that Lender deems appropriate. PROVIDED, FURTHER, that each Obligor agrees that to the extent accepted by the applicable filing authority, a carbon, photographic or other reproduction of this Agreement, or any memorandum thereof, with respect to the Collateral shall be sufficient as a financing statement and may be filed as such by Lender, and that Lender may execute any financing statement filed pursuant to this Section either in its own name or in that of any applicable Obligor.

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5.4    Term. Notwithstanding anything set forth herein to the contrary, Lender’s security interests in the Collateral as provided in this Section 5 and as otherwise provided in this Loan Agreement, the Note and the other Loan Documents, shall continue for as long as any Obligor is indebted to Lender or other person pursuant to this Loan Agreement, the Note or other Loan Documents.

6.    Events of Default. The occurrence of any of the following shall constitute an event of default (each an “Event of Default”):

6.1    Payment. Any payment of principal, interest, or other sum owed to Lender under the Note, under this Loan Agreement or under any of the other Loan Documents, or otherwise due from any Obligor to Lender, is not when due and such delinquency has not been cured within fifteen (15) days, whether scheduled payments, at stated maturity, upon acceleration, or otherwise.

6.2    Additional Defaults. (i) Any provision or covenant of any Loan Document is breached; or (ii) any warranty, representation, or statement made or furnished to Lender by any Obligor in writing in connection with the Loan and the Loan Documents, including any warranty, representation, or statement included in any Obligor’s Periodic Reports under Schedule 4.1(b), or to induce Lender to make or continue to make the Loan, is or becomes untrue or misleading in any material respect or (iii) any default or Event of Default under any of the Loan Documents occurs that, in the case of each of clauses (i), (ii) and (iii) is not cured within the applicable cure period described in Section 7.1 below, if any;

6.3    Cross-Default. (i) A default under one or more other Obligations of Lender to Borrower which is not cured within any applicable cure period shall be an Event of Default hereunder; (ii) any default by Borrower that occurs under any other agreement with Lender other than the Loan Documents, whether now existing or hereafter arising, including, without limitation, a default under any agreement that evidences any Indebtedness, other than the Loan, owed by Borrower to Lender; or (iii) any default under any loan, credit or financing agreement by Borrower, whether now existing or hereafter arising, which is not cured within the applicable cure period, if any;

6.4    Dissolution, Insolvency or Bankruptcy. (i) The dissolution, termination of existence, liquidation or insolvency of Borrower; (ii) the appointment of a receiver, custodian, trustee, executor, administrator, successor, personal representative, special administrator, guardian, attorney-in-fact, trustee, committee, conservator, or other fiduciary or agent over any part of the property of Borrower; (iii) any assignment for the benefit of creditors of Borrower; (iv) commencement of any proceeding by Borrower under state or federal bankruptcy laws or other insolvency laws; (v) the commencement of any involuntary proceeding against Borrower under state or federal bankruptcy laws or other insolvency laws, which is not dismissed within sixty (60) days after such commencement; or (vi) any merger, consolidation or sale of Borrower’s other than as permitted hereunder;

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6.5    Material Adverse Changes. Any Material Adverse Change occurs that materially adversely affects the ability of any Obligor to meet its obligations under this Loan Agreement, the Note or the other Loan Documents;

6.6    Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Loan Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement;

6.7    Business Disruption; Condemnation. (i) Any cessation of a substantial part of the business of any Obligor for a period which significantly affects such Obligor’s capacity to continue its business, on a profitable basis such that it is reasonably likely that Borrower will not be in compliance with Financial Covenants contained herein; (ii) the loss of any permits or licenses from any Governmental Authority to operate the Project at full nameplate capacity that continues for a period of 30 days; (iii) any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; (iv) any material lease or agreement pursuant to which any Obligor leases, uses or occupies any of its properties shall be canceled or terminated prior to the expiration of its stated term; or (v) any part of the Collateral shall be taken through condemnation or the value of such properties shall be impaired through condemnation;

6.8    Change in Control; Accelerating Transfers. If: (i) a Change of Control, or (ii) if an Accelerating Transfer occurs in violation of Section 4.5 hereof;

6.9    Sale of Assets. The sale or transfer of all or substantially all of Borrower’s assets without the prior written consent of Lender;

6.10    First Priority, Perfected Security Interest. If for any reason (other than solely as a result of Lender's failure to timely file any mortgage reinscription and/or Code continuation statements), Lender’s priority position with respect to any Collateral ceases to be a fully perfected, first-priority security interest or lien, except for Permitted Liens, either by virtue of the filing of a Code financing statement, a mortgage, security deed or other security instrument, by virtue of the operation of statute, or otherwise, or if any person shall make any filing altering or terminating any financing statement or other security instrument in favor of Lender without Lender’s prior written consent which is not reinstated or resolved to Lender’s satisfaction within ten (10) days of the filing thereof; or

6.11    Lender Insecurity. Lender reasonably and in good faith deems itself insecure due to a Material Adverse Change (i) in circumstances affecting the Borrower or affecting Lender’s Lien on any of the Collateral or (ii) diminishing the value of the Collateral.

7.    Lender’s Remedies

7.1    Remedies. Upon: (i) the occurrence of an Event of Default under Section 6.1 or 6.4, or (ii) the occurrence of any Event of Default, other than an Event of Default under Section

10.4
6.1 or 6.4, which shall remain uncured thirty (30) days after the occurrence thereof, or, if such default cannot be cured within thirty (30) days, remains uncured after a total of ninety (90) days where Borrower has promptly initiated and diligently pursued such cure, Lender shall, to the fullest extent permitted by law, have the following rights and remedies, such rights and remedies being cumulative, non-exclusive and exercisable by Lender in its sole and absolute discretion and in addition to those available to Lender under any other Loan Document or otherwise available at law or in equity:

7.1 (a)    Acceleration. To declare the entire unpaid principal amount of the Loan, accrued interest thereon and all other Obligations to be immediately due and payable, without presentment, demand, or notice of any kind, and to terminate any advances under the Loan;

7.1 (b)    Immediate Possession and Control of Collateral. To take immediate possession and control of all Collateral whether now owned or hereafter acquired, without notice, demand, presentment, or resort to legal process, and, for those purposes, to enter the Project and any other premises where any such Collateral is located and remove such Collateral therefrom or render it unusable;
7.1 (c)    Assembly of Collateral. To require Borrower and other Obligors to assemble and make the Personal Property Collateral available to Lender at a place to be designated by Lender which is also reasonably convenient to Borrower;
7.1 (d)    Sale of Collateral. To retain all Personal Property Collateral in full or partial satisfaction of any unpaid Obligations as provided in the Code or sell such Personal Property Collateral at public or private sale after giving at least ten (10) days’ notice of the time and place of the sale in accordance with the Code, with or without having such Collateral physically present at the place of the sale;

7.1 (e)    Repair and Improvements of Collateral. To make any repairs and improvements to the Collateral which Lender deems necessary or desirable for the purposes of sale;

7.1 (f)    Set-off. To exercise any and all rights of set-off which Lender may have against any account, fund, or property of any kind, tangible or intangible, belonging to any Obligor which shall be in Lender’s possession or under its control;

7.1 (g)    Appointment of Receiver. To appoint or have so appointed a receiver, without bond, to take exclusive possession and control of the Collateral, or any portion thereof, together with any and all documents, instruments, agreements, books and records related thereto, for the purpose of preserving, improving, maintaining, and/or disposing of the Collateral, or any portion thereof, and collecting rents and proceeds arising therefrom and further exercising any such other rights and remedies as may be customary or otherwise available at law and in equity; the foregoing rights and remedies to be exercised by such receiver in its sole discretion or as otherwise directed by court order, and any and all costs, fees and expenses related thereto shall be an Obligation payable on demand;

10.4
7.1 (h)    Removal of Records. To remove from the Real Property Collateral and each Obligor’s premises, or any other location, all of the records described in Section 4.1(d) and keep and retain the same in Lender’s possession until all of the Obligations shall have been fully paid and discharged and Lender has no further obligation under this Agreement and the other Loan Documents;

7.1 (i)    Cure. To cure any Event of Default in such manner as deemed appropriate by Lender;

7.1 (j)    Foreclosure. To foreclose on any Collateral pursuant to the terms of the Mortgages and any of the other Loan Document, or at law or in equity; and

7.1 (k) Law of Equity. To take any other action or remedy available under applicable law or in equity.

7.2    Proceeds. The proceeds from any disposition of all or any part of the Collateral shall be allocated by Lender as it determines in its reasonable discretion and in accordance with applicable Law.

7.3    Resort to Obligors. Lender may, at its option, pursue any and all rights and remedies directly against any and every Obligor, in the same or separate actions, at the same time or at different times, and with or without resort to any Collateral or any other Obligor.
7.4    Deficiency. To the extent the proceeds realized from the disposition of the Collateral shall fail to satisfy all of the Obligations, each Obligor, to the extent that such Obligor is also a Borrower hereunder and under the other Loan Documents, shall remain liable to pay any deficiency in the total amount owed to Lender under the Note and Loan Documents.

7.5    Advances/Reimbursements. All amounts due to Lender as a result of expenditures made by Lender or losses suffered by Lender shall bear interest at the highest default rate as provided under the Note, or as otherwise provided in this Agreement, from the date demanded until paid in full. Unless otherwise specified in the Loan Documents, such advances and other sums, together with accrued interest, shall be due and payable from Borrower upon demand.

7.6    Marshaling of Assets; Payments Set Aside. Lender shall be under no obligation to marshal any assets or securities in favor of any Obligor or any other Person, or against or in payment of any or all of the Obligations. To the extent that any sum credited against the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state of federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or such part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

7.7    Attorney in Fact. In addition to any other rights and remedies of Lender under this Agreement and the other Loan Documents, whether available on the occurrence of an Event

10.4
Default or otherwise, on the occurrence of an Event of Default (and only for so long as such Event of Default is continuing), Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower’s true and lawful attorney (and agent-in-fact) and Lender, or Lender’s agent, may, without notice to Borrower and in Borrower’s or Lender’s name, but at the cost and expense of Borrower: (i) sell, transfer, settle, adjust, compromise, discharge or release any of the Collateral; (ii) prepare, file and sign Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (iii) receive and open all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (iv) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender or any other Lender on account of the Obligations; (v) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the other Collateral and to which Borrower has access; (vii) for and in the name of Borrower, give instructions and direct any bank or financial institution in which proceeds of the Collateral are deposited to turn over said proceeds to Lender; and (viii) do all other acts and things necessary, in Lender’s determination, to fulfill Borrower’s obligations under this Agreement and the other Loan Documents.

7.8    License of Rights. In advertising for sale and in selling any Collateral, subsequent to an Event of Default, Lender is hereby granted a license or other right to use, without charge, each Obligor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter or any property of a similar nature as it pertains to the Collateral and such Obligor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

8.    Miscellaneous.

8.1    General Indemnity. Unless resulting solely from acts or conduct of Lender constituting willful misconduct or gross negligence and in addition to any other indemnity obligations of any Obligor under this Agreement or any other Loan Document, each Obligor hereby releases and shall indemnify, defend and hold harmless Lender and its successors and assigns, and each entity which may be a current or future participant in the Loan or any portion thereof, their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from: (a) acts or conduct of any Obligor under, pursuant or related to this Agreement and the other Loan Documents; (b) any Obligor’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents; (c) any Obligor’s failure to comply with any applicable Laws (including, without limitation, any Environmental Law, etc.); and (d) any claim by any other Obligor, or any principal, officer, agent, employee, or creditor thereof, against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom.

10.4

8.2    Discharge of Taxes, Obligors’ Obligations, Etc. Lender, in its sole discretion, shall have the right at any time, and from time to time, with at least ten (10) calendar days prior notice to Obligor and if the applicable Obligor fails to do so, to: (a) pay for the performance of any Obligor’s obligations hereunder; and (b) discharge taxes, Liens, fines or penalties at any time levied against any Obligor or Lender in connection with the Loan or placed on the Collateral, or any of it, in violation of this Agreement unless such Obligor is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Such payments and advances shall: (i) be added to the Obligations; (ii) be secured with equal force and effect by the Collateral; and (iii) bear interest at the highest rate (including any default rate) applicable to the Loan, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement or any other Loan Document.
8.3    Notice. All notices, demands, or other communications given under the Loan Documents shall be in writing, and shall be sent via overnight courier or mailed to the address of each party as set forth below, said mailing to be certified United States government mail to the mailing address. Obligors must provide written direction to Lender, or Lender must provide written direction to the designated Obligor for notice hereunder in order to change the address to which said notice shall be sent. Notices shall deemed to have been duly given, served, and delivered: (a) on the date personally delivered; (b) on the date of receipt by the addressee of any item transmitted by United States registered or certified mail (return receipt requested), postage prepaid; (c) on the date of receipt by the addressee of any item transmitted by e-mail other commercial electronically transmitted means, or (d) on the first (1st) Business Day following the date on which delivered to a commercially-responsible overnight courier which provides service between the point of origin and the point of destination, addressed to the party which is to receive such notice at the address stated above or to such other address(es) as may be designated in writing by the other parties:

If to Lender, to:    Greater Nevada Credit Union
            c/o Greater Commercial Lending
            5200 Neil Road
            Reno, NV 89502
            Attention: Commercial Services

If to any Obligor, to:    The Dixie Group, Inc.,
            c/o TDG Operation, LLC
            475 Reed Road
            Dalton, GA 30722
            Attention: Jon Faulkner

8.4    Waiver. No failure or delay on the part of Lender in exercising any power or right hereunder, and no failure of Lender to give any Obligor any notice of an Event of Default, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power

10.4
preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of any Loan Document or consent to any departure by any Obligor from any Loan Document shall in any event be effective unless the same shall be in writing and signed by Lender, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which it was given.

8.5    Benefit. The Loan Documents shall be binding upon and shall inure to the benefit of each Obligor and Lender and their respective successors and assigns.

8.6    Assignment and Participation. Lender may assign or sell all or any portion of the Loans and the Loan Documents, in whole or in part, to any other person or entity. In the event of an assignment or sale of Lender’s entire interest, Lender shall thereafter be relieved of all liability hereunder (excluding causes of action for Lender’s gross negligence or intentional acts prior to such transfer). In addition, Lender may, at any time and without notice to Borrower, sell a participation interest in all or part of the Loans and the Loan Documents to one or more other financial institution. Borrower hereby authorizes Lender to disclose to any actual or prospective assignee or loan participant of Lender all information (including, without limitation, financial information) provided to Lender by Borrower in connection with the Loans. No Borrower may assign the Loan Documents or any interest therein without Lender’s prior written consent.

8.7    No Third-Party Beneficiaries. The Loan Documents, including this Agreement, and the terms, conditions, covenants and agreements of the Parties set forth therein are for the sole benefit of the Parties, together with their successors and assigns, and no third party shall be deemed to have any privity of contract nor any right to rely on or use against any Party any term, condition, covenant or agreement contained therein to any extent or for any purpose whatsoever, nor shall any third party have any right of action of any kind arising therefrom or be deemed to be a third party beneficiary thereof.

8.8    Governing Law and Jurisdiction. This Agreement and the other Loan Documents, unless otherwise specifically provided therein, and all matters relating thereto, shall be governed by and construed and interpreted in accordance with the laws of the State of Tennessee; PROVIDED, HOWEVER, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral are governed by the laws of a jurisdiction other than the State of Tennessee, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law. EACH OBLIGOR AGREES THAT ALL DISPUTES BETWEEN ANY OBLIGOR AND LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TENNESSEE, BUT EACH OBLIGOR AND LENDER ACKNOWLEDGE THAT ANY APPEALS FROM SUCH FEDERAL COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF TENNESSEE BUT STILL LOCATED IN THE UNITED STATES COURT OF APPEALS FOR THE SEVENTH CIRCUIT. EACH OBLIGOR

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WAIVES ANY AND ALL DISPUTES AND ANY AND ALL OBJECTIONS THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGOR OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

8.9    WAIVER OF JURY TRIAL. EACH OBLIGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATED TO THE OBLIGATIONS, OR (B) IN ANYWAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND OBLIGORS WITH RESPECT TO LOAN DOCUMENTS OR THE LOAN, OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR CONTEMPLATED BY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES HEREUNDER, OR THE CONDUCT OF THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OBLIGOR AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF EACH OBLIGOR IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN ANY OBLIGOR AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.10    Severability. Invalidity of any one or more of the terms, conditions or provisions of this Agreement shall in no way affect the balance hereof, which shall remain in full force and effect.

8.11    Construction of Terms. (a) Whenever the context and construction or words so requires, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine; (b) all references to “Sections” shall mean, with respect to the applicable Loan Document, the articles, sections, or paragraphs thereof, however denoted, if denoted at all, and the terms “herein,” “hereinbelow,” “hereunder,” and similar terms are references to the particular Loan Document in its entirety and not merely the particular article, section, or exhibit in which any such term appears; (c) captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of the Loan Document or the intent of any provision thereof; (d) all references to any Loan Document shall include all amendments, extensions, renewals, restatements or replacements of the same; (e) the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to” and “Real Property” “Real Estate,” “Personal Property” and “Collateral” shall be construed as if followed by the phrase “or any part thereof”; (f) no inference in favor of any party shall be drawn from the fact that such party has drafted any portion of the Loan Documents; (g) in the event of any inconsistency between the terms of this

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Agreement and any other Loan Document (with the exception of the Note) the terms of this Agreement shall control, provided that any provision of any Loan Document, other than this Agreement, which imposes increased or additional obligations upon any Obligor or provides enhanced or additional rights or remedies to Lender shall be deemed to be supplemental to, and not inconsistent with, this Agreement and the other Loan Documents; and (h) any right, remedy, consent or choice of action in favor of Lender under this Agreement and the other Loan Documents shall be exercisable by Lender in its sole and absolute discretion, unless otherwise expressly noted.

8.12    Representation and Disclosure. Each Obligor acknowledges that: (a) each Obligor had the opportunity to seek the advice of independent counsel and has shared equally in the drafting of this Agreement and the other Loan Documents, and (b) it did not rely upon any advice from legal counsel to Lender in the preparation of the Loan Documents or in the closing of the Loan.

8.13    Execution in Counterparts. The Loan Agreement and other Loan Documents may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of the Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

8.14    Examinations/Communications. Lender’s examinations, inspections, or receipt of information pertaining to the matters set forth in the Loan Documents shall not in any way be deemed to reduce the full scope and protection of the Loan Documents or the obligations of each Obligor related to the Loan Documents. Lender shall have no duty or obligation of any nature to make any investigation, inspection or review regarding any Collateral at any time, with any such investigation that is undertaken being solely for the benefit of Lender.

8.15    No Partnership. Nothing in the Loan Documents, and no action or inaction whatsoever on the part of Lender undertaken in connection with the Loan, shall be deemed to make Lender a partner or joint venturer with any Obligor, and Borrower shall indemnify and hold Lender harmless from and against any and all claims, losses, causes of action, expenses (including attorneys’ fees) and damages arising from the relationship between Lender and any Obligor being construed as or related to be anything other than that of a lender, borrower, guarantor or pledgor, as applicable.

8.16    Notice of Conduct. Each Obligor agrees to use commercially reasonable efforts to give Lender written notice of any action or inaction, to the extent that such Obligor has actual knowledge thereof, by Lender or any agent or attorney of Lender in connection with the Loan Documents or the Obligations of any party under the Loan Documents that such Obligor reasonably believes may be actionable against Lender or any agent or attorney of Lender or a defense to payment of any Obligations, including commission of a tort or violation of any contractual duty implied by law, and a reasonable opportunity to cure or correct such action or inaction. Upon request of Lender from time to time, Borrower shall also confirm in writing the status of the Loan, and the Obligations, and provide other information reasonably requested by Lender.

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8.17    Costs, Expenses and Attorneys’ Fees. In addition to any payment or reimbursement obligations of any Obligor hereunder and under the other Loan Documents, Borrower shall pay to Lender immediately on demand, the full amount of all reasonable out-of-pocket costs and expenses, including all reasonable and documented attorneys’ fees of its outside counsel to Lender, costs of experts that are reasonably necessary in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents and all other reasonable out-of-pocket expenses incurred by Lender: (a) in connection with the analysis, negotiation, preparation, execution, administration, delivery and termination of this Loan Agreement and each of the other Loan Documents and any amendment, modification, restatement, supplement, waiver or consent with respect thereto; (b) upon the occurrence of an Event of Default, and the continuation thereof beyond any applicable cure period, the costs of additional appraisals, environmental studies, collateral and financial audits, title insurance, survey updates and any legal, financial and/or operational reviews; (c) the perfection, preservation, protection and continuation of the liens and security interest granted Lender in the Collateral and the custody, preservation, protection, repair and operation of any of the Collateral; (d) the pursuit by Lender of its rights and remedies under the Loan Documents and applicable law; and (e) defending any counterclaim, cross-claim or other action, or participating in any bankruptcy proceeding, mediation, arbitration, litigation or dispute resolution of any other nature involving Lender, any Obligor or any Collateral.

8.18    Further Assurances. At any time after the date hereof, each Obligor, at the request of Lender, shall execute and deliver such further documents and agreements and take such further actions as Lender reasonably deems necessary or appropriate to permit each transaction contemplated by the Loan Documents to be consummated in accordance with the provisions thereof and to perfect, preserve, protect, continue and enforce Lender’s rights and remedies regarding all liens, security interests and rights of Lender under the Loan Documents, security agreements, financing statements, continuation statements, new or replacement promissory note(s), and/or agreements supplementing, extending or otherwise modifying any promissory note(s), this Loan Agreement, and/or any mortgage or security agreement, and certificates as to the amount of the indebtedness evidenced by the Note.

8.19    Time of the Essence. Time is of the essence to all Loan Documents.

8.20    Integration. This Agreement and the other Loan Documents supersede any and all prior expressions, written or oral (including, but not limiting to any commitment letter or term sheets), among the Parties related to, describing or governing the terms of, the Loan and any transaction related thereto.

8.21    USA Patriot Act Notice. Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor, and other information includes the name and address of Obligors and other information that will allow Lender, as applicable, to identify each Obligor in accordance with the Act.

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8.22    Obligors’ Agent. Lender shall have the right to deal with any executive officer in regard to all matters arising hereunder and under the other Loan Documents, or otherwise concerning the rights, duties and obligations of Lender and any Obligor hereunder or under the other Loan Documents. PROVIDED, FURTHER, the foregoing authorization shall continue to be binding and effective against each Obligor and may be relied upon by Lender with regards to all future modifications, amendments, increases, waivers and restructurings of the indebtedness and obligations of any Obligor and the Loan Documents and any collateral security with respect thereto, together with any hereafter additional indebtedness and Obligations of any Obligor that may arise in favor of Lender.

8.23    Subordination. Each Obligor, individually and on behalf of such Obligor’s Subsidiaries and Affiliates, subordinates any claims, including any right of payment, rents, subrogation, contribution and indemnity, that it may have from or against any other Obligor or its Subsidiaries and Affiliates, and any successor or assign of any such Person, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the full payment of all of the Obligations to Lender.

8.24    Savings Clause. Each Obligor acknowledges and agrees that if any such Obligor’s indebtedness, liability or obligation under any Loan Document, or if any liens or security interests in favor of Lender securing same, whether now existing or hereafter arising, would, but for the application of this Section, be unenforceable under applicable law as determined by a court of competent jurisdiction, such indebtedness, liability, obligation, lien or security interest shall be valid and enforceable to the maximum extent that would not cause such indebtedness, liability, obligation, lien or security interest to be unenforceable under such applicable law, and such indebtedness, liability, obligation, lien or security interest shall be deemed to have been automatically modified accordingly at all relevant times and without any further action by the Parties.

8.25    No Duty to Investigate or Advise. Each Obligor acknowledges and agrees that Lender will have no obligation to investigate or disclose the financial condition or affairs of any other Obligor for the benefit of such Obligor nor to advise of or disclose to such Obligor any fact respecting, or any change in the financial condition or affairs of any other Obligor which might come to the knowledge of Lender at any time, whether or not Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Obligor or might (or does) materially increase the risk of such Obligor as a co-obligor or might (or would) affect the willingness of such Obligor to continue as a co-obligor with respect to the Obligations.

8.26    Survival. All representations, warranties, covenants and agreements of each Obligor in this Agreement and any other Loan Document shall survive the execution of such Loan Document, and all indemnity and other reimbursement obligations of any Obligor under this Agreement and any other Loan Document shall survive the termination of such Loan Document.

8.27    Additional Provisions. Riders, schedules and exhibits attached hereto, if any, are hereby incorporated into this Agreement as if set forth verbatim.

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8.28    Equal Credit Opportunity Act. In accordance with Title V of Public Law 93-495, the Equal Credit Opportunity Act, with respect to any aspect of a credit transaction, neither the Lender nor the USDA will discriminate against any applicant on the basis of race, color, religion, national origin, sex, marital status or age (providing the applicant has the capacity to contract), or because all or part of the applicant’s income derives from a public assistance program, or because the applicant has, in good faith, exercised any right under the Consumer Protection Act. If applicable to the Loan, the Lender will comply with the requirements of the Equal Credit Opportunity Act as contained in the Federal Reserve Board’s Regulation implementing that Act (see 12 CFR part 202). Such compliance will be accomplished prior to loan closing.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

10.4

SIGNATURE PAGE OF LOAN AGREEMENT
IN WITNESS WHEREOF, the Parties hereto have executed this Loan Agreement under seal to be effective as of the date first above written:
    BORROWER:
    THE DIXIE GROUP, INC., a Tennessee corporation
By:__________________________
Name:
Title:

    TDG OPERATIONS, LLC, a Georgia limited liability company
By:__________________________
Name:
Title:

    LENDER:

GREATER NEVADA CREDIT UNION, a Nevada non-profit corporative corporation

By:__________________________
Name:
Title: